  Exhibit 99.1
TPT GLOBAL TECH ENTERS INTO AN AGREEMENT WITH RENNOVA HEALTH TO CREATE A NEW PUBLIC COMPANY MOBILE TELEMEDCINE JOINT VENTURE

The Merger of Health Technology Solutions, Inc. and Advanced Molecular Services Group, Inc with TPTW’s newly formed subsidiary will strengthen TPT Global Tech’s Telemedicine Expansion

San Diego, CA JUNE 11, 2020, TPT Global Tech, Inc. ("TPTW, the Company or TPT Global Tech") (OTCBB: TPTW) announced today it has entered into an agreement with Rennova Health, Inc. (“RNI or Rennova Health”) to merge two RNI companies into a newly formed TPT subsidiary to be called “InnovoQor”. The two RNI companies are Health Technology Solutions, Inc. and Advanced Molecular Services Group, Inc. The two RNI companies merging into the new InnovoQor begins the first stage development of TPT Global Tech’s Mobile Telemedicine products and services capabilities which also will be offered inside TPTW’s upcoming Mobile TV and Social Media platform. It is the intent of TPTW to assist InnovQor in being publicly traded as a vehicle for raising capital. Upon the merger, TPTW will become a minority interest owner in InnovoQor. Individuals can learn more about the Joint Venture in the Company’s Form 8k filing on the transaction.

Rennova Health is a vertically integrated health care provider that owns and operates three hospitals and a physician’s office in Tennessee and a rural clinic in Kentucky. RNI has developed a number of software products for the healthcare sector including lab ordering and reporting software, lab information services software and integration capabilities, electronic healthcare records software and has the ability to provide medical billing services and data analysis capabilities and dashboards for easy use by customers. RNI also owns technology for the interpretation of cancer diagnostics and pharmacogenomics.

"We are very much looking forward to working with RNI in creating a new joint venture in which both TPTW’s strengths and that of RNI can be capitalized on. We strongly believe that Telemedicine is the way of the future especially in rural America and in less developed countries. We believe the transaction with RNI positions us to add a Telemedicine component to our upcoming Mobile TV and Social Media platform which we believe will truly be something special. As a New Generation Technology company it is important for TPT Global Tech to continue to diversify our portfolio of companies at the same time open up new markets and distribution channels to continue to expand our reach to deliver our Telecom, Media, Medical, SaaS and Smartphone technology platforms in the United States and Internationally. ” said Stephen Thomas CEO..

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

About Rennova Health
Rennova Health provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient and effective patient experience along with superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.